Exhibit 99.1

MedeFile International Reports Third Quarter 2011 Results

BOCA RATON, FL--(Marketwire -11/15/11)- MedeFile International, Inc. (OTCQB: MDFI.PK - News) (Pinksheets: MDFI.PK - News), a leader in Internet-enabled Personal Health Record (iPHR) management solutions, today announced its financial and operational results for the three and nine months, ended September 30, 2011.

Financial Highlights for Three Months Ended September 30, 2011 Compared to Three Months Ended September 30, 2010:

•	Revenues increased 91% to $83,802 from $43,903.

•	Total operating expenses were $753,401, up from $338,972.

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Excluding non-cash warrant expenses of $352,256 and $25,682 included in selling, general and administrative (SG&A) expenses for the third and second quarters, respectively; SG&A expenses declined 22% to $322,759 from $416,403 when comparing the three-month period ended September 30, 2011 to the three-month period ended June 30, 2011.

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On a subsequent quarter over quarter basis, marketing expenses also declined, decreasing 77% to $70,641 in the third quarter of this year compared to $310,867 reported for the second quarter, ended June 30, 2011.

•	Due largely to the aforementioned non-cash warrant expense, net loss rose to $679,437, or $0.00 loss per basic and diluted share, from $295,069, or $0.00 loss per basic and diluted share.

Financial Highlights for Nine Months Ended September 30, 2011 Compared to Nine Months Ended September 30, 2010:

•	Revenues rose 699% to $403,644 from $50,505.

•	Net loss remained relatively flat at $1,790,866, or $0.00 per basic and diluted share, compared to $1,712,267, or $0.00 per basic and diluted share.

As of September 30, 2011, cash totaled $482,830; there was zero long term debt; and stockholders' equity totaled $410,365.

In July 2011, the Company made the decision to change its direct-to-consumer marketing strategy, ending a year-long telemarketing campaign, which had offered individuals short-term MedeFile-Lite trial memberships that could subsequently be converted into annual Lite, Basic, MedeOne or Premium memberships. In late August 2011, MedeFile commenced a 12-month campaign providing for a series of nationally televised infomercials to educate the general public and the medical community on the numerous cost-saving and health benefits of using the MedeFile iPHR management solution.

The decision to shift its marketing strategy from telemarketing to the national awareness campaign is in support of MedeFile's underpinning objective to attract and win major wholesale opportunities with large self-insured employer groups, government agencies, trade unions, affinity groups, insurance providers and major medical establishments. As a consequence, subsequent quarter-over-quarter revenue growth was negatively impacted, with third quarter 2011 revenues declining approximately $104,000 when compared to revenues of $187,000 posted for the second quarter 2011.

According to Kevin Hauser, Chairman, President and CEO of MedeFile, "When we carefully assessed the return we were getting on the marketing dollars spent on generating and converting individual trial members, it became evident that those same dollars could be much better invested to grow our member base and our revenues through our securing firm, multi-year wholesale contracts. In consideration of the fact that we are in various advanced stages of negotiation with organizations -- each representing potentially thousands of new MedeFile members, we anticipate that the pause in our revenue growth should prove to be temporary."

"As of the end of September, MedeFile had approximately 21,000 members registered on its system, up from 15,500 members as of the end of the second quarter. Based on the wholesale opportunities we are pursuing today, we anticipate that our membership could potentially grow three to five-fold in the coming year," concluded Hauser.

MEDEFILE INTERNATIONAL, INC.
BALANCE SHEETS

	Unaudited
	September 30,	December 31,
Assets	2011	2010
Current assets
Cash	$482,830	$499,652
Accounts receivable, net	760	2,468
Inventory	53,977	22,184
Merchant services reserve	64,141	6,173
Prepaid Insurance	2,775	-
Total current assets	604,483	530,477
Website development, net of accumulated amortization	31,473	47,210
Furniture and equipment, net of accumulated depreciation	12,751	20,364
Intangibles	1,339	1,339
Total assets	$650,046	$599,390

Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$232,630	$310,325
Cash overdraft	-	6,928
Deferred revenues	7,051	9,575
Total Current Liabilities	239,681	326,828

Stockholders' Equity
Preferred stock, $.0001 par value: 10,000 authorized,
no shares issued and outstanding	-	-
Common stock, $.0001 par value: 5,000,000,000 authorized;
3,911,383,852 and 3,450,021,410 shares issued and outstanding on
September 30, 2011 and December 31, 2010, respectively	391,138	345,002
Common stock payable	24,000	-
Additional paid in capital	17,948,649	16,090,116
Accumulated deficit	(17,953,422)	(16,162,556)
Total stockholders' equity	410,365	272,562
Total liability and stockholders' equity	$650,046	$599,390

MedeFile International, Inc.
Condensed Statements of Operations
(unaudited)

	For the Three	For the Three	For the Nine	For the Nine
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
Revenue	$83,802	$43,903	$403,644	$50,505

Cost of goods sold	9,838	-	163,579	-
Gross profit	73,964	43,903	240,065	50,505

Operating expenses
Selling, general and administrative expenses	675,015	330,863	1,496,220	511,172
Marketing expense	70,641	-	511,362	-
Depreciation and amortization expense	7,745	8,109	23,349	21,801
Total operating expenses	753,401	338,972	2,030,931	532,973

Loss from operations	(679,437)	(295,069)	(1,790,866)	(482,468)

Other expenses
Interest expense - note payable	-	-	-	(10,166)
Interest expense - related party note payable	-	-	-	(1,219,633)
Total other expenses	-	-	-	(1,229,799)

Loss before income tax	(679,437)	(295,069)	(1,790,866)	(1,712,267)
Provision for income tax	-	-	-	-
Net Loss	$(679,437)	$(295,069)	$(1,790,866)	$(1,712,267)

Net loss per share: basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average share outstanding	3,888,216,666	1,978,131,704	3,642,641,183	1,009,955,771
basic and diluted

About MedeFile International, Inc.

Headquartered in South Florida, MedeFile has developed and globally markets a proprietary, patient-centric, iPHR (Internet-enabled Personal Health Record) system for gathering, digitizing and organizing medical records so that individuals can have a comprehensive record of all of their medical visits. MedeFile's primary product is its web-based MedeFile solution, a highly secure system for gathering, maintaining, accessing and sharing personal medical records. Interoperable with most electronic medical record management systems marketed to the healthcare industry, the MedeFile solution is designed to gather all of its members' actual medical records and create a single, comprehensive Electronic Health Record (EHR) that is accessible 24 hours a day, seven days a week by the member and the member's authorized users on any web-enabled device (PC, cell phone, smartphone, e-reader) and portable MedeDrive unit. For more information about MedeFile and its annual subscription-based programs, please visit www.medefile.com. You can also follow the Company on Facebook!

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of MedeFile could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the Company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rates, and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors associated with our Company, review our SEC filings.

Contact:
FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
Elite Financial Communications Group, LLC
Dodi B. Handy
President and CEO
Twitter: dodihandy

For Media:

Kathy Addison
COO
Twitter: kathyaddison
(407) 585-1080
Email Contact

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